Exhibit 99.1

Press Release

Intelligent Bio Solutions Adds Quantum TM to 400+ Account
Portfolio Utilizing Breakthrough Fingerprint Drug Testing

Quantum Traffic Management transitions from saliva and urine testing to non-invasive, in-house fingerprint sweat-based drug screening

Most recent client added to INBS’s portfolio of more than 400 accounts across the globe, as the
Company plans entry into the US market in 2025

NEW YORK, January 29, 2025 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced that Quantum Traffic Management (“Quantum TM”), a leading UK-based traffic management provider, has adopted INBS’ Intelligent Fingerprinting Drug Testing Solution across its 10 nationwide sites to increase workplace testing efficiency and safety.

With over 30 years of industry experience, Quantum TM operates across the utilities, highways, rail, local authority, and events sectors. Previously, Quantum TM relied on saliva and urine testing through external occupational health providers; however, the delays and inefficiencies associated with these methods prompted the company to explore a quicker and more hygienic alternative. INBS’ fingerprint sweat-based system enables Quantum TM to conduct on-the-spot drug screening in-house, facilitating rapid decision-making and improved operational efficiency.

“The Intelligent Fingerprinting Drug Testing Solution provides us with greater control when it comes to drug testing. Having previously faced delays with our former saliva and urine drug testing methods, we needed to find an effective solution that we could manage in-house and increase our testing productivity,” said Scott Powell, Managing Director at Quantum TM. “Intelligent Bio Solutions’ technology enables us to do this, and we have already improved our testing efficiency with rapid, non-invasive screening.”

INBS’ Intelligent Fingerprinting Drug Screening System enables organizations to conduct efficient and accurate drug screening tests without requiring specialized staff or facilities. Its ability to provide rapid on-site results eliminates many of the challenges associated with traditional testing methods.

With over 400 accounts across 19 countries, INBS continues to lead the evolution of drug screening technology, serving industries including construction, manufacturing, transport, and logistics. With the Company’s recent FDA 510(k) submission in December 2024 and with plans to enter the US market in 2025, INBS is poised to leverage the rapidly expanding global POC drug screening market.

1

About Quantum Traffic Management

Quantum Traffic Management specializes in full-service bespoke traffic management solutions throughout the United Kingdom, catering to the utilities, highways, rail, local authorities, and event sectors. With over 30 years of experience in a wide range of services, including 12AB (high-speed) and 12D (rural and urban roads), the company consistently delivers high-quality, tailored solutions with a strong focus on health and safety.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the US include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

LinkedIn | Twitter

Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com

2